Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of Scudder State Tax-Free Income Series

In planning and performing our audits of the financial statements of Scudder State Tax-Free
Income Series (comprising Scudder California Tax-Free
Income Fund and Scudder New York
Tax-Free Fund) as of and for the year ended August 31, 2005, in accordance with the
standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Scudder State Tax-Free
Income Series' internal control over financial reporting. Accordingly, we express no such opinion.

The management of Scudder State Tax-Free Income Series is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use
or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
 financial reporting may not prevent or
detect misstatements. Also, projections of any evaluation
 of effectiveness to future periods are
subject to the risk that controls may become inadequate
 because of changes in conditions, or
that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a
misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant
deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Scudder State Tax-Free Income Series'
 internal control over financial
reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no deficiencies in Scudder State Tax-Free Income Series' internal control over financial reporting and its operation, including controls for safeguarding
securities, that we consider to be a material weakness as defined above as of August 31, 2005.

This report is intended solely for the information and
 use of management and the Board of
Trustees of Scudder State Tax-Free Income Series and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/Ernst & Young LLP

Boston, MA
October 17, 2005